Exhibit 99.1

L.B. FOSTER REPORTS SECOND QUARTER OPERATING RESULTS

RECORDS NON-CASH IMPAIRMENT CHARGE

PITTSBURGH, PA, August 9, 2016 – L.B. Foster Company (NASDAQ: FSTR), a leading manufacturer, fabricator, and distributor of products and services for rail, construction, energy and utility markets, today reported its second quarter 2016 operating results which include:

•	A sales decrease of 20.7% from the prior year quarter to $136.0 million.

•	Gross profit margin of 20.5% compared to 21.6% in the prior year.

•	A $128.9 million ($90.9 million net of tax or $8.86 per share) non-cash impairment charge related to the write-down of goodwill, definitive lived intangible assets and property, plant and equipment at four of the Company’s reporting units within our Tubular and Energy Services (“Tubular”) and Rail Products and Services (“Rail”) segments.

•	Cash flow provided by operating activities of $11.7 million compared to $5.5 million provided in the prior year quarter, the majority of which was used to reduce borrowings.

Second Quarter Results

•	Second quarter net sales of $136.0 million decreased by $35.4 million, or 20.7%, compared to the prior year quarter due to a 19.6% decrease in Tubular and Energy Services (“Tubular”) segment sales, a 22.3% decline in Rail Products and Services (“Rail”) segment sales and an 18.5% decrease in Construction segment sales. Our rail distribution and piling distribution businesses together declined by $17.0 million, or 27.5% in the second quarter, accounting for nearly half of the decline.

•	Gross profit margin was 20.5%, 120 basis points lower than the prior year quarter. The reduction was due to decreased Tubular and Rail segment margins, partially offset by increased Construction segment margins.

•	Second quarter net loss was $92.0 million or $8.96 per diluted share compared to net income of $5.4 million, or $0.52 per diluted share, last year. Excluding the impairment charge[1], the net loss would have been $1.1 million, or $0.11 per diluted share.

•	Second quarter Adjusted EBITDA was $7.5 million compared to $16.7 million in the second quarter of 2015.

•	Selling and administrative expense decreased by $1.0 million, or 4.0%, due principally to cost reduction initiatives and prior year costs related to acquisition and integration activities. These reductions were partially offset by increased litigation expenses of $0.9 million related to the UPRR lawsuit as well as $0.8 million of increased ERP related costs.

[1]	See non-GAAP reconciliation tables at the end of this press release for information regarding the non-GAAP measures (including reconciliation of Net loss to Adjusted EBITDA and measures excluding the impairment charge) used in this release.

•	Interest expense was $1.7 million in the second quarter of 2016 compared to $1.3 million in the prior year quarter, the increase being attributable to a $0.3 million write-off of deferred financing costs resulting from the second quarter 2016 amendment to the credit agreement.

•	Second quarter bookings were $140.1 million, a 14.1% decrease from the prior year quarter, due to a 38.0% decline in Tubular segment orders and a 18.2% reduction in Rail segment orders, partially offset by a 12.7% increase in Construction segment orders.

•	The Company’s income tax rate was 28.9% compared to 31.5% in the prior year quarter. The Company’s effective income tax rate was significantly impacted by the asset impairment charge, which related to both tax deductible and nondeductible assets.

•	Cash flow from operating activities for the second quarter of 2016 generated $11.7 million compared to $5.5 million of cash generated in the second quarter of 2015. The current year quarter was favorably impacted by improved working capital management.

Impairment Charge

As a result of weaker than anticipated performance and downward revisions to projected results of the Tubular and Rail segments, as well as a significant reduction in the Company’s market value in the second quarter, the Company determined that an impairment analysis was required. The Company’s second quarter impairment analyses indicated that four different reporting units within these segments had carrying values in excess of fair value and required the following impairment charges:

Tubular segment	(millions	)
Precision measurement systems (Chemtec)	$26.1
Test and inspection services (IOS)	57.9
Coated Products & Services	16.6

Rail segment
Rail Technologies	28.3
Total	$128.9

CEO Comments

Robert P. Bauer, L.B. Foster Company’s President and Chief Executive Officer, commented, “In response to weak energy and rail markets, we have been working diligently to reduce costs through the first half of this year, continuously examining ways to maximize cash flow and restore profitability. Our gross profit margins have held up very well as several actions we’ve taken improved operational efficiency. Certain investments we made over the last two years have improved productivity in several factories that have enabled gross profit margins to remain strong despite lower volume. During the first half of 2016, we have taken actions to reduce our salaried workforce costs that will produce $6 million of annualized savings. In addition, discretionary spending cuts will result in $1 million of annual savings. We have already identified additional actions to reduce expenses further in 2017.

“During the quarter, we also divested our rail car repair fixtures division, eliminating a business that was not strategic and was not accretive to results. We are continuing to evaluate other operating units that are not earning acceptable returns on capital.”

Mr. Bauer concluded by saying, “60% of our business activity has been adversely impacted by freight rail and energy market weakness. When business conditions improve in those sectors, the cost actions we have taken will leave us better positioned to capitalize on the recovery. Our businesses which comprise the other 40% of sales continue to perform well and are positioned to win more business.”

First Half 2016 Results

•	Net sales for the first six months of 2016 decreased by $47.0 million, or 15.2%, due to a 19.9% decline in Rail segment sales, a 13.8% decrease in Construction segment sales and a 4.4% decline in Tubular segment sales. The Rail sales decline was driven by reductions across all product categories with the exception of Transit Products while the Construction decrease was due to piling and bridge products reductions. The Tubular decline was due principally to test and inspection services sales declines.

•	Net sales in the first half of 2016 for the Rail segment were adversely affected by the reduction in inventory on the part of freight rail carriers.

•	Gross profit margin was 19.7%, down 220 basis points from the prior year period. The margin decline was due to declines in the Rail and Tubular segment margins, while Construction margins were flat with the prior year.

•	Selling and administrative expense decreased by $0.4 million, due principally to cost reduction initiatives and prior year costs related to acquisition and integration activities. These reductions were partially offset by increased costs of acquired businesses, increased litigation expenses related to the UPRR lawsuit as well as increased ERP related costs.

•	Interest expense was $2.8 million in the first half of 2016 compared to $1.9 million in the comparable prior year period. The increase was attributable to higher average borrowings for the six-month period as well as a $0.3 million write-off of deferred financing costs resulting from the second quarter 2016 amendment to the credit agreement.

•	Net loss was $94.8 million, or $9.25 per diluted share, compared to net income of $9.7 million, or $0.93 per diluted share, last year. Excluding the previously discussed impairment charge, the net loss would have been $3.9 million or $0.38 per diluted share.

•	Adjusted EBITDA for the first half of 2016 was $11.5 million compared to $28.7 million in the prior year, a decrease of $17.2 million or 60.0%.

•	The Company’s income tax rate from continuing operations was 29.0%, compared to 33.4% in the prior year six month period. The Company’s effective income tax rate was significantly impacted by the asset impairment charges, which related to both tax deductible and nondeductible assets.

•	Cash provided by operating activities was $6.6 million for the first half of 2016, compared to a $1.9 million use of cash in the prior year period. The favorable variance from the prior year is due principally to improved working capital management in 2016. Capital expenditures were $5.1 million in the first half of 2016 compared to $8.2 million in the prior year.

L.B. Foster Company will conduct a conference call and webcast to discuss its second quarter 2016 operating results on Tuesday, August 9, 2016 at 8:00 am ET. The call will be hosted by Mr. Robert Bauer, President and Chief Executive Officer. Listen via audio and access the slide presentation on the L.B. Foster web site: www.lbfoster.com, under the Investor Relations page. The conference call can be accessed by dialing 877-407-0784 and providing access code 13641064.

About L.B. Foster Company

L.B. Foster is a leading manufacturer, fabricator, and distributor of products and services for the rail, construction, energy and utility markets with locations in North America and Europe. For more information, please visit www.lbfoster.com.

This release may contain forward-looking statements that involve risks and uncertainties. Statements that do not relate strictly to historical or current facts are forward-looking. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. Actual results could differ materially from the results anticipated in any forward-looking statement. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, an economic slowdown or a continuation of the current economic slowdown in the markets we serve; the risk of doing business in international markets; our ability to effectuate our strategy including evaluating potential opportunities such as strategic acquisitions, joint ventures, and other initiatives, and our ability to effectively integrate new businesses and realize anticipated benefits; costs of and impacts associated with shareholder activism; a decrease in freight or passenger rail traffic; the timeliness and availability of material from our major suppliers; labor disputes; the effective implementation of an enterprise resource planning system; changes in current accounting estimates and their ultimate outcomes; the adequacy of internal and external sources of funds to meet financing needs; the Company’s ability to manage its working capital requirements and indebtedness; domestic and international taxes; foreign currency fluctuations; inflation; domestic and foreign government regulations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; continued and sustained declines in energy prices; a lack of state or federal funding for new infrastructure projects; increased regulation including conflict minerals; an increase in manufacturing or material costs; the ultimate number of concrete ties that will have to be replaced pursuant to the previously disclosed product warranty claim of the Union Pacific Railroad (“UPRR”) and an overall resolution of the related contract claims as well as the possible costs associated with the outcome of the lawsuit filed by the UPRR; risks inherent in litigation and those matters set forth in Item 8, Footnote 19, “Commitments and Contingent Liabilities” and in Item 1A, “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2015 as updated by any subsequent Form 10-Qs. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the Company assumes no obligation and does not intend to update or revise these statements, whether as a result of new information, future events or otherwise, except as required by securities laws.

Investor Relations:

David Russo

(412) 928-3417

investors@lbfoster.com

L.B. Foster Company

415 Holiday Drive

Pittsburgh, PA 15220

L.B. FOSTER COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Sales of goods	$118,070	$146,780	$225,985	$269,576
Sales of services	17,924	24,639	36,319	39,750

Total net sales	135,994	171,419	262,304	309,326
Cost of goods sold	92,638	114,793	179,031	210,987
Cost of services sold	15,543	19,537	31,500	30,596

Total cost of sales	108,181	134,330	210,531	241,583

Gross profit	27,813	37,089	51,773	67,743

Selling and administrative expenses	23,317	24,278	46,134	46,528
Amortization expense	2,789	3,456	6,055	5,613
Asset impairments	128,938	—	128,938	—
Interest expense	1,652	1,288	2,822	1,901
Interest income	(52)	(37)	(107)	(94)
Equity in loss of nonconsolidated investments	487	186	683	13
Other expense (income)	107	95	822	(708)

	157,238	29,266	185,347	53,253

(Loss) income before income taxes	(129,425)	7,823	(133,574)	14,490
Income tax (benefit) expense	(37,429)	2,461	(38,746)	4,841

Net (loss) income	$(91,996)	$5,362	$(94,828)	$9,649

Basic (loss) earnings per common share	$(8.96)	$0.52	$(9.25)	$0.94

Diluted (loss) earnings per common share	$(8.96)	$0.52	$(9.25)	$0.93

Dividends paid per common share	$0.04	$0.04	$0.08	$0.08

Average number of common shares outstanding — Basic	10,263	10,284	10,248	10,272

Average number of common shares outstanding — Diluted	10,263	10,370	10,248	10,385

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L.B. FOSTER COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,805	$33,312
Accounts receivable — net	81,396	78,487
Inventories — net	95,150	96,396
Prepaid income tax	5,197	1,131
Other current assets	6,779	5,148

Total current assets	221,327	214,474

Property, plant and equipment — net	108,625	126,745

Other assets:
Goodwill	23,972	81,752
Other intangibles — net	70,420	134,927
Deferred tax assets	37,794	226
Investments	4,638	5,321
Other assets	3,240	3,215

Total Assets	$470,016	$566,660

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,280	$55,804
Deferred revenue	9,154	6,934
Accrued payroll and employee benefits	7,612	10,255
Accrued warranty	8,749	8,755
Current maturities of long-term debt	1,335	1,335
Other accrued liabilities	11,380	8,563

Total current liabilities	96,510	91,646

Long-term debt	167,030	167,419
Deferred tax liabilities	6,968	8,926
Other long-term liabilities	15,447	15,837

Stockholders’ equity:
Class A Common Stock	111	111
Paid-in capital	44,003	46,681
Retained earnings	180,914	276,571
Treasury stock	(19,747)	(22,591)
Accumulated other comprehensive loss	(21,220)	(17,940)

Total stockholders’ equity	184,061	282,832

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$470,016	$566,660

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This earnings release discloses earnings before interest, taxes, depreciation, and amortization (“EBITDA”) adjusted for asset impairments (“Adjusted EBITDA”) and adjusted diluted earnings per share. which are non-GAAP financial measures. The Company believes that EBITDA is useful to investors in order to provide a more complete understanding of the ongoing operations of the Company’s business. Similarly, adjusted EBITDA and adjusted diluted earnings per share displays the performance of the Company without the impact of asset impairments in order to enhance investors’ understanding of our day to day operations. In addition, management believes that these non-GAAP financial measures are useful to investors in the assessment of the use of our assets without regard to financing methods, capital structure, or historical cost basis and the significant asset impairment. Additionally, EBITDA is a financial measurement that management and the board of directors use in the determination of certain compensation programs.

Non-GAAP financial measures are not a substitute for GAAP financial results and should only be considered in conjunction with the Company’s financial information that is presented in accordance with GAAP. Quantitative reconciliations of the GAAP measures are presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA Reconciliation	2016	2015	2016	2015
Net (loss) income	$(91,996)	$5,362	$(94,828)	$9,649
Interest expense, net	1,600	1,251	2,715	1,807
Income tax (benefit) expense	(37,429)	2,461	(38,746)	4,841
Depreciation	3,598	4,156	7,325	6,775
Amortization	2,789	3,456	6,055	5,613

Total EBITDA	(121,438)	16,686	(117,479)	28,685

Asset impairments	128,938	—	128,938	—

Adjusted EBITDA	$7,500	$16,686	$11,459	$28,685

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted Diluted (Loss) Earnings Per Share Reconciliation	2016	2015	2016	2015
Net (loss) income, as reported	$(91,996)	$5,362	$(94,828)	$9,649
Asset impairments, net of tax benefits of $38,038	90,900	—	90,900	—

Adjusted net (loss) income	$(1,096)	$5,362	$(3,928)	$9,649

Average number of common shares outstanding — Diluted	10,263	10,370	10,248	10,385

Diluted (loss) earnings per common share, as reported	$(8.96)	$0.52	$(9.25)	$0.93

Diluted (loss) earnings per common share, as adjusted	$(0.11)	$0.52	$(0.38)	$0.93

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